Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL

INSTITUTIONAL FINANCIAL MARKETS, INC.

(f/k/a Cohen & Company Inc. / Alesco Financial Inc.)

Offer to Exchange

Any and All of its $19,506,000 Principal Amount of Outstanding

7.625% Contingent Convertible Senior Notes due 2027

(CUSIP No. 014485AB2)

For a Like Principal Amount of Newly Issued

10.50% Contingent Convertible Senior Notes due 2027

(CUSIP No. 45779LAA5)

Pursuant to the Exchange Offer Circular dated June 20, 2011

(as it may be supplemented from time to time, the “Exchange Offer Circular”)

THIS EXCHANGE OFFER (AS DEFINED HEREIN) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, JULY 19, 2011, WHICH IS REFERRED TO AS THE “EXPIRATION DATE,” UNLESS EARLIER TERMINATED OR EXTENDED BY INSTITUTIONAL FINANCIAL MARKETS, INC. TENDERS OF OLD NOTES (AS DEFINED HEREIN) MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. OLD NOTES THAT ARE NOT TENDERED OR THAT ARE WITHDRAWN BEFORE THE EXPIRATION DATE WILL REMAIN OUTSTANDING.

The exchange agent and information agent for the Exchange Offer is:

Global Bondholder Services Corporation

By facsimile:

(For Eligible Institutions only):

(212) 430-3775/3779

Confirmation:

(212) 430-3774

By Mail:	By Overnight Courier:	By Hand:
65 Broadway – Suite 404 New York, NY 10006	65 Broadway – Suite 404 New York, NY 10006	65 Broadway – Suite 404 New York, NY 10006

Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Exchange Offer Circular.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

The undersigned acknowledges that it has received the Exchange Offer Circular and this Letter of Transmittal (as it may be supplemented or amended from time to time, the “Letter of Transmittal”), of Institutional Financial Markets, Inc., a Maryland corporation (the “Company”), which together, upon the terms and subject to the conditions described therein, constitute the Company’s offer to exchange, at the election of each holder, any and all of the Company’s outstanding 7.625% Contingent Convertible Senior Notes due 2027 (the “Old Notes”) held by holders for a new series of the Company’s 10.50% Contingent Convertible Senior Notes due 2027 (the “New Notes”), in an amount equal to $1,000 principal amount of the New Notes for each $1,000 principal amount of Old Notes exchanged (the “Exchange Offer”).

In addition to issuing the New Notes as set forth above, the Company will pay accrued and unpaid interest on the Old Notes tendered and accepted in the Exchange Offer to, but not including, the Settlement Date (as defined in the Exchange Offer Circular).

HOLDERS OF OLD NOTES, BY CAUSING THEIR OLD NOTES TO BE TENDERED ON THEIR BEHALF THROUGH THE DEPOSITORY TRUST COMPANY’S (“DTC”) AUTOMATED TENDER OFFER PROGRAM (“ATOP”), THEREBY AGREE TO BE BOUND BY THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER AS DESCRIBED IN THE EXCHANGE OFFER CIRCULAR AND AS SET FORTH IN THIS LETTER OF TRANSMITTAL.

Any valid tender of the Old Notes that is not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions described in the Exchange Offer Circular and this Letter of Transmittal. See “The Exchange Offer — Procedures for Tender” in the Exchange Offer Circular. The Company may extend the Expiration Date, terminate the Exchange Offer or amend the Exchange Offer as described in the Exchange Offer Circular under “The Exchange Offer — Expiration Date; Extensions; Amendments.”

No alternative, conditional or contingent tenders of Old Notes will be accepted. The undersigned waives all rights to receive notice of acceptance of a holder’s Old Notes.

If your Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to participate in the Exchange Offer, you should contact that registered holder promptly and instruct him, her or it to tender your Old Notes on your behalf.

Holders tendering their Old Notes by book-entry transfer to the exchange agent and information agent’s account at DTC can execute a tender through ATOP by electronically transmitting their acceptance to DTC through ATOP, which will verify the acceptance and execute a book-entry delivery to the exchange agent and information agent’s account at DTC.

DTC will then send an agent’s message to the exchange agent and information agent. Delivery of the agent’s message by DTC will satisfy the terms of the Exchange Offer as to execution and delivery of this Letter of Transmittal by the participant identified in the agent’s message. Accordingly, this Letter of Transmittal need not be completed by a holder of Old Notes tendering through ATOP. The agent’s message must be received by the exchange agent and information agent at or prior to the Expiration Date for the tendering holders of Old Notes to be eligible to receive the New Notes and the accrued and unpaid interest on the Old Notes. An “agent’s message” means a message, transmitted by DTC to, and received by, the exchange agent and information agent, and forming a part of the book-entry confirmation, that states that DTC has received an express acknowledgement from the tendering participant stating that the participant has received and agrees to be bound by the terms and conditions described in the Exchange Offer Circular and set forth in this Letter of Transmittal, and that the Company may enforce this Letter of Transmittal against the tendering holder. Book-entry delivery of the Old Notes shall be effected, and risk of loss and title to such Old Notes shall pass, only upon proper delivery thereof to the exchange agent and information agent’s account at DTC.

Alternatively, this Letter of Transmittal may be completed, executed and delivered by a holder of the Old Notes if: (i) a tender of the Old Notes is to be made by book-entry transfer to the account maintained by the exchange agent and information agent at DTC pursuant to the procedures set forth in the Exchange Offer Circular under “The Exchange Offer – Procedures for Tender;” and (ii) an agent’s message is not delivered through ATOP.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY BEFORE CHECKING ANY BOX BELOW. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE EXCHANGE OFFER CIRCULAR AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT AND INFORMATION AGENT.

Holders who choose not to execute a tender through ATOP should complete, execute and deliver this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer:

TENDER OF OLD NOTES

☐    CHECK HERE IF OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE EXCHANGE AGENT AND INFORMATION AGENT WITH DTC AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN DTC MAY DELIVER OLD NOTES BY BOOK-ENTRY TRANSFER):

Name of Tendering DTC Participant

DTC Participant’s Account Number in Which Old Notes are Held

Date Tendered

Transaction Code Number

The undersigned authorizes the exchange agent and information agent to deliver this Letter of Transmittal to the Company as evidence of the undersigned’s tender of Old Notes.

DESCRIPTION OF OLD NOTES TENDERED

The undersigned must complete the boxes below with respect to the Old Notes that are to be tendered pursuant to this Letter of Transmittal.

DESCRIPTION OF OLD NOTES TENDERED 7.625% Contingent Convertible Senior Notes due 2027 (CUSIP No. 014485AB2)
Name of DTC Participant and Participant’s DTC Account Number in which the Old Notes Are Held	Principal Amount of Old Notes Tendered pursuant to the Exchange Offer*

Total Principal Amount Tendered:

*Unless otherwise specified, it will be assumed that the holder is tendering the entire aggregate principal amount of the Old Notes held by the undersigned.

If the space provided in the above form is inadequate, list the information requested above on a separate signed schedule and attach that schedule to this Letter of Transmittal.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and subject to the conditions described in the Exchange Offer Circular and set forth in this Letter of Transmittal, the undersigned hereby tenders to the Company the Old Notes indicated above. Subject to, and effective upon, the Company’s acceptance of the Old Notes tendered herewith, the undersigned hereby irrevocably assigns and transfers to, or upon the order of, the Company all right, title and interest in and to, and all claims in respect of, or arising or having arisen as a result of, the holder’s status as a holder of, the Old Notes tendered hereby.

The undersigned hereby irrevocably constitutes and appoints the exchange agent and information agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the exchange agent and information agent also acts as an agent of the Company) with respect to the Old Notes, with full power of substitution and resubstitution (this power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) transfer ownership of the Old Notes on the account books maintained by DTC, together, in each case, with all accompanying evidences of transfer and authenticity to or upon the order of the Company, (b) present the Old Notes for transfer on the relevant security register and (c) receive all benefits or otherwise exercise all rights of beneficial ownership of the Old Notes, all in accordance with the terms of the Exchange Offer Circular.

The undersigned hereby represents and warrants that (a) the undersigned has full power and authority to execute and deliver this Letter of Transmittal and to tender, exchange, assign and transfer the Old Notes tendered hereby without the necessity of obtaining the consent or permission of any other person or entity, (b) the undersigned is the legal and beneficial owner of the Old Notes and that when the Old Notes are accepted for exchange by the Company, the Company will acquire good, marketable and unencumbered title thereto, free and clear of any and all security interests, liens, restrictions, claims, charges, encumbrances, conditional sales agreements or other obligations whatsoever relating to the transfer thereof (other than restrictions imposed by applicable securities laws) and will not be subject to any adverse claim or right, (c) this Letter of Transmittal constitutes (or will constitute) the undersigned’s legal, valid and binding obligation, enforceable against the undersigned in accordance with its respective terms, (d) the undersigned will, upon request, execute and deliver any additional documents deemed by the exchange agent and information agent or the Company to be necessary or desirable to complete the assignment and transfer of the Old Notes tendered hereby, and (e) the undersigned has read and agrees to all of the terms and conditions described in the Exchange Offer Circular and this Letter of Transmittal.

By tendering the Old Notes, the undersigned hereby acknowledges that the New Notes offered in the Exchange Offer have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company is making the Exchange Offer in reliance on the exemption from the registration requirements of the Securities Act afforded by Section 3(a)(9) thereof.

The undersigned hereby agrees to indemnify and hold harmless each of the Company, the exchange agent and information agent and financial advisor and their respective affiliates, stockholders, agents, directors, officers, employees, assigns, predecessors and successors (each, an “Indemnified Party”) against any losses, claims, damages or liabilities, joint or several, to which any Indemnified Party may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a breach of the foregoing representations and warranties and will reimburse any Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred.

By executing this Letter of Transmittal, and subject to the receipt by the undersigned of the New Notes and the accrued and unpaid interest on the Old Notes, the undersigned, on his, her or its behalf, does hereby now and forever absolutely, unconditionally and irrevocably release and discharge each of the Company and U.S. Bank National Association, as trustee of the Old Note Indenture, and their respective affiliates, stockholders, agents, directors, officers, employees, assigns, predecessors and successors from any and all claims, demands, rights, actions, suits, proceedings, liabilities, obligations and causes of action of any kind and nature whatsoever, fixed or contingent, known or unknown, liquidated or unliquidated, that the undersigned or any person or entity claiming through or under the undersigned ever had or now has or hereafter can, shall or may have in the future arising out of or related to the Old Notes being tendered and, with respect to the Old Notes being tendered, the Old Note Indenture, including, without limitation, any claims that the holder is entitled to participate in any repurchase or redemption of the Old Notes being tendered.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy, and personal and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Old Notes properly tendered may be withdrawn (1) at any time before the Expiration Date of the Exchange Offer and (2) after the expiration of 40 business days from the commencement of the Exchange Offer if the Company has not completed the Exchange Offer as of that date.

The Exchange Offer is subject to a number of conditions, each of which may be waived or modified by the Company, in whole or in part, at any time prior to the Expiration Date and from time to time, as described in “The Exchange Offer — Conditions to the Exchange Offer” in the Exchange Offer Circular. The undersigned recognizes that as a result of the failure of any these conditions to be satisfied or waived, the Company may not be required to accept the Old Notes properly tendered hereby. In such event, the tendered Old Notes not accepted for exchange will be promptly credited to your account maintained with DTC.

The New Notes issued pursuant to the Exchange Offer will be issued only in fully registered book-entry form except under the limited circumstances described in the Exchange Offer Circular under “Description of the New Notes – Global Note; Book Entry Form.” Unless otherwise indicated under “Special Issuance or Payment Instructions” in the case of a book-entry delivery of the Old Notes, the account of the undersigned maintained at DTC will be credited with any Old Notes not tendered or not accepted for exchange. The undersigned recognizes that the Company does not have any obligation pursuant to the “Special Issuance or Payment Instructions” to transfer any Old Notes from the name of the holder thereof if the Company does not accept for exchange any of the Old Notes so tendered.

THE UNDERSIGNED, BY COMPLETING THE BOXES ENTITLED “DESCRIPTION OF THE OLD NOTES TENDERED” AND SIGNING AND DELIVERING THIS LETTER OF TRANSMITTAL, WILL HAVE TENDERED THE OLD NOTES AS SET FORTH IN SUCH BOXES.

REGISTERED HOLDERS OF OLD NOTES SIGN HERE

(In addition, complete the enclosed IRS Form W-9)

PLEASE SIGN HERE	PLEASE SIGN HERE

Authorized Signature of Registered Holder	Authorized Signature of Registered Holder

Must be signed by registered holder(s) exactly as name(s) appear(s) on a security position listing as the owner of the Old Notes. See Instruction 4. If signature is by attorney-in-fact, trustee, executor, administrator, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information:

Name:	Name:

Title:	Title:

Address:	Address:

Telephone Number:	Telephone Number:

Date:	Date:

Taxpayer Identification or Social Security Number:	Taxpayer Identification or Social Security Number:

SIGNATURE GUARANTEE

(If required, see Instruction 4)

Signature(s) Guaranteed by an Eligible Institution:

Date:
Authorized Signature

Name of Eligible Institution	Address:
Guaranteeing Signature:

Capacity (full title):

Telephone Number:

SPECIAL ISSUANCE OR PAYMENT INSTRUCTIONS

(See Instructions 4 and 5)

To be completed ONLY if any accrued and unpaid interest is to be made payable or any Old Notes that are not tendered or are not accepted are to be issued to the DTC account of someone other than the undersigned.

☐ Account Number:	Credit any accrued and unpaid interest to:
Name of Account Party:
Taxpayer Identification or Social Security Number:

☐ Account Number:	Issue any Old Notes that are not tendered or are not accepted to:
Name of Account Party:
Taxpayer Identification or Social Security Number:

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offer

1.            Holders Eligible to Tender. Only registered holders, whose name appears on a security position listing them as the record owner of the Old Notes, are entitled to tender their Old Notes in the Exchange Offer. Since the Old Notes are outstanding in the form of a global note registered in the name of DTC, any beneficial holder who wishes to tender their Old Notes should promptly instruct the DTC participant that is the registered holder to tender on such beneficial holder’s behalf.

2.            Delivery of this Letter of Transmittal for Book-Entry Confirmations Not Made Through ATOP. All confirmations of any book-entry transfers delivered to the exchange agent and information agent’s account at DTC, as well as a properly completed and duly executed copy of this Letter of Transmittal (or a manually executed facsimile thereof) and an appropriate agent’s message, must be received by the exchange agent and information agent at its address or facsimile number set forth herein on or prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery to an address other than as set forth herein, or instructions via a facsimile number other than the ones set forth herein, will not constitute a valid delivery.

The method of delivery of this Letter of Transmittal is at the election and risk of the holder. If such delivery is by mail, it is suggested that holders use properly insured registered mail, return receipt requested, and that the mailing be sufficiently in advance of the Expiration Date to permit delivery to the exchange agent and information agent prior to such date. Except as otherwise provided below, the delivery will be deemed made only when actually received by the exchange agent and information agent. Delivery of the documents to the Company, DTC, or the trustee does not constitute delivery to the exchange agent and information agent.

The Company also reserves the right, in its sole discretion and subject to applicable law, to: (1) extend the Expiration Date; (2) terminate the Exchange Offer upon failure to satisfy any of the conditions described in the Exchange Offer Circular; or (3) amend the Exchange Offer, in each case by giving oral (promptly confirmed in writing) or written notice of the extension, termination or amendment to the exchange agent and information agent. Any extension, termination or amendment will be followed promptly by a public announcement thereof through any appropriate news agency, including, but not limited to, Bloomberg News Service or the Dow Jones News Service which, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

There are no guaranteed delivery procedures provided by the Company in conjunction with the Exchange Offer under the terms of the Exchange Offer Circular or any other related materials.

3.            Certificated Old Notes. The Company believes that all of the Old Notes are currently held in book-entry form only at DTC. Old Notes cannot be physically tendered. Holders that hold the Old Notes in physical, certificated form, who desire to tender their Old Notes, must first deposit those Old Notes into DTC in order to participate in the Exchange Offer. Holders that require assistance in doing so should contact the exchange agent and information agent, whose address and telephone numbers are located on the back page of this Letter of Transmittal.

4.            Signatures on this Letter of Transmittal; Guarantee of Signatures. If this Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and proper evidence satisfactory to the Company of that authority so to act must be submitted, unless waived by the Company.

Signatures on this Letter of Transmittal need not be guaranteed if the Old Notes tendered hereby are tendered: (a) by any participant in DTC’s system whose name appears on a security position listing as the record owner of the Old Notes thereof, unless the holder has completed the box entitled “Special Issuance or Payment Instructions” above; or (b) for the account of a firm that is a participant in DTC’s system and a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., a commercial bank or trading company having an office or correspondent in the United States or certain other eligible guarantors (each, an “Eligible Institution”). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution.

5.            Special Issuance or Payment Instructions. Tendering holders should indicate, in the applicable box, the account at DTC in which accrued and unpaid interest and Old Notes for principal amounts not tendered or Old Notes not accepted for exchange are to be issued and deposited, if different from the account of the person signing this Letter of Transmittal.

In the case of issuance or payment in a different name, the taxpayer identification number or social security number of the person named must also be indicated and the tendering holder should complete the applicable box. If no instructions are given, the accrued and unpaid interest (and any Old Notes not tendered or not accepted) will be issued in the name of the acting holder of the Old Notes and deposited at the holder’s account at DTC, as applicable.

6.             Withdrawal of Tenders. Tendering holders may withdraw their tender of Old Notes: (1) at any time before the Expiration Date of the Exchange Offer; and (2) after the expiration of 40 business days from the commencement of the Exchange Offer if the Company has not completed the Exchange Offer as of that date.

For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal or a properly transmitted agent’s message must: (a) be received by the exchange agent and information agent at the address set forth on the front cover of this Letter of Transmittal prior to the applicable withdrawal deadline; (b) specify the name of the holder of the Old Notes to be withdrawn; (c) specify the number of the account at DTC from which the Old Notes were tendered and the aggregate principal amount represented by the Old Notes; and (d) be signed by the holder of the Old Notes in the same manner as the original signature on this Letter of Transmittal or be accompanied by documents of transfer sufficient to have the trustee for the Old Notes register the transfer of the Old Notes into the name of the person withdrawing the Old Notes. If the Old Notes to be withdrawn have been delivered or otherwise identified to the exchange agent and information agent, a signed notice of withdrawal is effective immediately upon receipt by the exchange agent and information agent of written or facsimile transmission of the notice of withdrawal (or receipt of a request via DTC) even if physical release is not yet effected. A withdrawal of the Old Notes can only be accomplished in accordance with the foregoing procedures.

The Company will determine all questions as to the validity, form and eligibility, including time of receipt or of notices of withdrawal, in its sole discretion. The Company’s determination will be final and binding on all parties. Any Old Notes so withdrawn, will be deemed not to have been validly tendered or delivered, respectively, for purposes of the Exchange Offer. Any Old Notes withdrawn will be promptly credited to your account maintained with DTC for the Old Notes. Withdrawing holders may later tender any properly withdrawn Old Notes by following the procedures described in the Exchange Offer Circular under “The Exchange Offer — Procedures for Tender” at any time on or before the applicable withdrawal deadline.

7.            Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the tender of the Old Notes in the Exchange Offer. If transfer taxes are imposed for any other reason, such as, for example, if the box entitled “Special Issuance or Payment Instructions” has been completed, the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of those taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to the tendering holder.

8.            Irregularities. All questions as to the form of all documents and the validity of (including time of receipt) and acceptance of the tenders and withdrawals of the Old Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding. Alternative, conditional or contingent tenders of Old Notes will not be considered valid. The Company reserves the absolute right to reject any or all tenders of Old Notes that are not in proper form or the acceptance of which would, in the Company’s opinion, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company’s interpretations of the terms and conditions of the Exchange Offer Circular (including the instructions in this Letter of Transmittal) will be final and binding. Any defect or irregularity in connection with tenders of Old Notes must be cured within such time as the Company determines, unless waived by the Company. Tenders of Old Notes shall not be deemed to have been made until all defects or irregularities have been waived by the Company or cured. Neither the Company, the exchange agent and information agent, DTC, nor any other person will be under any duty to give notice of any defects or irregularities in tenders of the Old Notes, or will incur any liability to holders for failure to give such notice.

9.            Waiver of Conditions. To the extent permitted by applicable law, the Company reserves the right, where possible, to waive, in its sole discretion, any and all conditions to the Exchange Offer and accept for exchange any Old Notes tendered.

10.            Requests for Assistance or Additional Copies. Questions and requests for assistance relating to the Exchange Offer Circular and this Letter of Transmittal and other related documents and relating to the procedure for tendering, may be directed to the exchange agent and information agent at the address and telephone number set forth on the front cover of this Letter of Transmittal.

11.            Important Tax Information. NOTICE: TO COMPLY WITH TREASURY DEPARTMENT CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF TAX MATTERS SET FORTH IN THIS LETTER OF TRANSMITTAL IS NOT INTENDED OR WRITTEN BY US TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING

PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) A TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Under current U.S. federal income tax law, a portion of any payments on the New Notes made to certain holders (or other payees) may be subject to backup U.S. federal income tax withholding. To avoid such backup withholding, each tendering holder (or other payee) must provide the exchange agent with its correct taxpayer identification number (“TIN”) and certify that it is not subject to backup withholding by completing the enclosed Form W-9. In general, for an individual, the TIN is such individual’s social security number. If the exchange agent and information agent is not provided with the correct TIN, the holder (or other payee) may be subject to a $50 penalty imposed by the Internal Revenue Service (the “IRS”), and any reportable payments made to such person may be subject to backup withholding at the applicable rate, currently 28%. Such reportable payments generally will be subject to information reporting, even if the exchange agent and information agent is provided with a TIN. For further information concerning backup withholding and instructions for completing Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Form W-9 if Old Notes are held in more than one name), consult the enclosed Form W-9.

Certain persons (including, among others, certain foreign persons) are not subject to these backup withholding and information reporting requirements. Exempt persons should indicate their exempt status on Form W-9. To satisfy the exchange agent and information agent that a foreign person qualifies as an exempt recipient, he or she must submit a Form W-8BEN (or other applicable form), signed under penalties of perjury, attesting to his or her exempt status. These forms can be obtained from the exchange agent and information agent.

A person’s failure to complete the Form W-9 (or Form W-8BEN or other form where applicable) will not, by itself, cause such person’s Old Notes to be deemed invalidly tendered, but may result in withholding of a portion of certain payments on the New Notes made to such person. Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of a person subject to backup withholding will be reduced by the amount of U.S. federal income tax withheld. If backup withholding results in an overpayment of U.S. federal income tax, a refund may be obtained from the IRS provided that the required information is timely furnished to the IRS. NOTE: FAILURE TO COMPLETE AND RETURN THE FORM W-9 (OR FORM W-8BEN OR OTHER FORM WHERE APPLICABLE) MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY REPORTABLE PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON FORM W-9 FOR ADDITIONAL DETAILS.

IMPORTANT: This Letter of Transmittal and an agent’s message, together with a confirmation of book-entry transfer of tendered Old Notes, with any required signature guarantees and all other required documents, must be received by the exchange agent and information agent on or prior to the Expiration Date.

The exchange agent and information agent for the Exchange Offer is:

Global Bondholder Services Corporation

65 Broadway –Suite 404

New York, New York 10006

Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774

Toll free: (866) 470-3800